Exhibit (23)(c)
Consent of Independent Accounting Firm
We consent to the incorporation by reference in the following Registration Statements and in the related Prospectuses of CMS Energy Corporation:
(1)	Registration Statements (Form S-3 No. 333-125553, No. 333-52560, No. 333-27849, No. 333-37241, No. 333-74958, No. 333-45556) of CMS Energy Corporation;

(2)	Registration Statement (Form S-4 No. 33-60007 and No. 33-55805) of CMS Energy Corporation;

(3)	Registration Statements (Form S-8 No. 333-32229 and No. 333-58686) pertaining to the CMS Energy Corporation Performance Incentive Stock Plan and Executive Stock Option Plan, respectively, and

(4)	Registration Statement (Form S-8 No. 333-76347) pertaining to the Employee Savings and Incentive Plan of Consumers Energy Company;
of our Report of Independent Auditors dated February 9, 2007 relating to the financial statements of Jorf Lasfar Energy Company S.C.A. which appears in the CMS Energy Corporation Current Report (Form 8-K) for the year ended December 31, 2006.
/s/ Ernst & Young
Casablanca, Morocco
May 31, 2007